UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 8, 2018

Easterly Government Properties, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2018, Easterly Government Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted on the proposals as follows:

Proposal No. 1: The election of seven director nominees, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld
William C. Trimble, III	33,613,269	883,487
Darrell W. Crate	28,015,210	6,481,546
Michael P. Ibe	32,553,391	1,943,365
William H. Binnie	27,234,872	7,261,884
Cynthia A. Fisher	27,225,289	7,271,467
Emil W. Henry, Jr.	27,229,823	7,266,933
James E. Mead	33,988,353	508,403

There were 6,094,702 broker non-votes for each director nominee in connection with Proposal No. 1.

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. .

Votes For	Votes Against	Abstentions
33,679,272	663,715	153,765

Proposal No. 3: Recommendation, on a non-binding advisory basis, of the frequency of non-binding advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstentions
33,689,718	33,336	626,060	147,634

Proposal No. 4: Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions
40,416,778	85,721	88,959

The Company will file an amendment to this Current Report on Form 8-K to report the Company's decision regarding the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: May 10, 2018